Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 10, 2026, relating to the financial statements of YouneeqAI Technical Services, Inc., as of and for the years ended December 31, 2025 and 2024, which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

August 11, 2026